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                                                                      EXHIBIT 21

                              SUBSIDIARIES OF THE REGISTRANT

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
                                                    STATE OR OTHER
                                                   JURISDICTION OF
                                                   INCORPORATION OR
SUBSIDIARY                                           ORGANIZATION
----------                                           ------------
Action plc                                           United Kingdom
Action Services Limited                              United Kingdom
Brook Leisure Holdings Limited                       United Kingdom
Computers by Post (Dormant)                          United Kingdom
Direct Alliance Corporation                             Arizona
Docufile Limited (Dormant)                           United Kingdom
DSI Data Systems                                     United Kingdom
Frasier Associates plc (Dormant)                     United Kingdom
Insight ASP Limited                                  United Kingdom
Insight Canada, Inc.                                    Arizona
Insight Deutschland GmbH & Ko KG                        Germany
Insight Development Corp Limited                     United Kingdom
Insight Direct Europe Limited (Dormant)                 Ireland
Insight Direct (GB) Limited                          United Kingdom
Insight Direct (UK) Limited                          United Kingdom
Insight Direct Canada, Inc.                              Canada
Insight Direct USA, Inc.                                Arizona
Insight Direct Worldwide, Inc.                          Arizona
Insight Distribution G.P., Inc.                         Arizona
Insight Distribution, LLC                               Arizona
Insight Distribution Network, Inc.                      Arizona
Insight Enterprises UK Limited                       United Kingdom
Insight Holding (Deutschland) Gmbh                      Germany
Insight Global Finance, Inc. (Dormant)                  Arizona
Insight Global Systems Limited  (Dormant)               Ireland
Insight Marketing Gmbh                                  Germany
Insight North America, Inc.                             Arizona
Insight Public Sector, Inc. (Dormant)                   Arizona
Insight Services Corporation                            Arizona
Insight UK Acquisitions Limited                      United Kingdom
Insight.com Bowl, Inc.                                  Arizona
ITA, Inc.                                               Arizona
Kortex Computer Centre, Ltd.                             Canada
KUKWE Limited                                        United Kingdom
Plusnet Technologies Limited                         United Kingdom
Treasure Chest Computers, Inc.                         Louisiana
3051918 Nova Scotia Ltd.                                 Canada
3683371 Canada, Inc.                                     Canada
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